UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.
SYNEOS HEALTH, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of 2019 Annual Meeting and Proxy Statement

1030 Sync Street Morrisville, North Carolina 27560
Notice of Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE
May 24, 2019 at 8:00 a.m. EDT	Online only via live webcast	March 27, 2019
To the Stockholders of Syneos Health, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Syneos Health, Inc. (the “Company” or “Syneos Health”) will be held on May 24, 2019 at 8:00 a.m. EDT. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2019.
The meeting is called for the following purposes:

1.	To elect the four Class II directors named in the Company’s Proxy Statement for a term expiring at the 2022 annual meeting of stockholders and until their successors have been elected and qualified;

2.	To approve, on an advisory (nonbinding) basis, the Company’s executive compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors; and

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment, continuations or postponements thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a stockholder of record of Syneos Health Class A common stock (“common stock”), as of the close of business on March 27, 2019, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments, continuations or postponements thereof, provided that the board of directors (the “Board”) may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. During ordinary business hours in the 10-day period preceding the meeting, you may examine, for any purpose related to the meeting, a list of the stockholders entitled to vote at the meeting at our principal executive offices in Morrisville, North Carolina.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials and our 2018 Annual Report to Stockholders, including financial statements, via the Internet. On or about April 12, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2018 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.
You are cordially invited to attend the meeting online. Whether or not you expect to attend online, the Board respectfully requests that you vote your shares in the manner described in the Proxy Statement. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. At any time before it has been voted at the meeting, you may revoke your proxy in the manner described in the Proxy Statement.
By Order of the Board of Directors of Syneos Health, Inc.,

JONATHAN OLEFSON
Secretary
Morrisville, North Carolina
Dated: April 12, 2019

1

SYNEOS HEALTH, INC.
1030 Sync Street
Morrisville, North Carolina 27560
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held May 24, 2019

2	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

SYNEOS HEALTH, INC.
1030 Sync Street
Morrisville, North Carolina 27560
PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2019
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our Class A common stock (“common stock”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Syneos Health, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting” or the “meeting”) to be held on May 24, 2019 at 8:00 a.m. EDT and any continuation, postponement or adjournment at the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2019. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Annual Report”) will be released on or about April 12, 2019 to our stockholders of record on March 27, 2019 (the “Record Date”).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2019
This Proxy Statement and our 2018 Annual Report are available at http://www.proxyvote.com
At the Annual Meeting, our stockholders will be asked:

•
To elect the four Class II directors named in this Proxy Statement for a term expiring at the 2022 annual meeting of stockholders and until their successors have been elected and qualified (Proposal 1);

•	To approve, on an advisory (nonbinding) basis, the Company’s executive compensation (Proposal 2);

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors (Proposal 3); and

•	To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment, continuations or postponements thereof.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card (the “Proxy Card”) will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the recommendations of the Board. The Board recommends that you vote:

•	FOR the election of the four Class II directors named in this Proxy Statement;

•	FOR the approval, on an advisory (nonbinding) basis, of the Company’s executive compensation; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

3

INFORMATION CONCERNING SOLICITATIONAND VOTING

Notice of Internet Availability of Proxy Materials
In accordance with the rules of the SEC, instead of mailing a printed copy of this Proxy Statement, the Proxy Card and our 2018 Annual Report (collectively, the “proxy materials”) to each stockholder of record, we are furnishing the Notice of Annual Meeting (the “Notice”), this Proxy Statement and our 2018 Annual Report, including financial statements by providing access to them on the Internet to save printing costs and benefit the environment. On or about April 12, 2019, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record on the Record Date. The Notice of Internet Availability of Proxy Materials and this Proxy Statement contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the telephone or Internet. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting. The Notice, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available, free of charge, in PDF and HTML format under “Investors – Financials – SEC Filings” on our website at www.syneoshealth.com.
If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card that you will receive in response to your request.
Who is Entitled to Vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, or holders of a valid proxy, are entitled to vote at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 103,749,214 shares of common stock outstanding and entitled to vote at the Annual Meeting.
How Do I Vote?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•
Via mail by completing, dating, signing and returning the Proxy Card that you may have received, or by requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

To participate in the Annual Meeting, including to vote via the internet or telephone, you will need the 16-digit control number included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on May 23, 2019. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares. In that case, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy in order to vote. The legal proxy will give you the right to vote your shares at the meeting. You also will be able to vote your shares electronically at the Annual Meeting if you are a stockholder of record or have a legal proxy from your bank or brokerage firm.

4	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INFORMATION CONCERNING SOLICITATIONAND VOTING

Who Can Attend the Annual Meeting?
The Annual Meeting will be held entirely online to allow greater participation. You may attend the Annual Meeting online only if you are a Syneos stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SYNH2019. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your Proxy Card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:00 a.m. EDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. EDT, and you should allow ample time for the check-in procedures.
Can I Change My Vote After I Submit a Proxy?
Yes. Whether you are a stockholder of record or a beneficial owner of shares, you can revoke your proxy or change your vote before your shares are voted at the meeting. If you are a stockholder of record, you may:

•	Give a written notice of revocation bearing a later date than the proxy to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;

•	Duly execute a later-dated proxy relating to the same shares and deliver it to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;

•	Vote electronically at the meeting (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, vote again by the same means prior to 11:59 p.m. EDT on May 23, 2019 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote electronically at the meeting by obtaining a “legal proxy” from them as previously described.
Stockholder votes will be tabulated by Broadridge Financial Solutions, Inc. who the Board has appointed as inspector of elections.
What Constitutes a Quorum for the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock entitled to vote on the Record Date will constitute a quorum. In accordance with Delaware law, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the meeting. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
How Many Votes are Required to Approve Each Proposal at the Annual Meeting?
The following votes are required for the approval of each proposal at the Annual Meeting:

•
Proposal 1 (Election of Directors)-For each Class II director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each of the Class II director nominees must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class II director.

•	Proposal 2 (Advisory Vote on Executive Compensation)-The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

•	Proposal 3 (Ratification of Deloitte & Touche LLP)-The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote.

5

INFORMATION CONCERNING SOLICITATIONAND VOTING

What are Abstentions and Broker Non-Votes and How Will They be Treated?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. A broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on our executive compensation.
Abstentions and broker non-votes will have no effect on the election of directors. Abstentions will have the same effect as votes against the advisory vote on our executive compensation. Broker non-votes are not considered to be entitled to vote and therefore will have no effect on the advisory vote on our executive compensation. Abstentions will have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with the ratification of the appointment of Deloitte & Touche LLP.
Why Hold a Virtual Meeting?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SYNH2019. You also will be able to vote your shares electronically at the Annual Meeting if you are a stockholder of record or have a legal proxy from your bank or brokerage firm.
What if During the Check-In Time or During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website and the information for assistance will be located on www.virtualshareholdermeeting.com/SYNH2019.
Where Can I Find the Voting Results of the Annual Meeting?
We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

6	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Proposal One Election of Directors
Our Board currently consists of ten members and is divided into three classes, the members of which each serve for a staggered three-year term and until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Class II directors, Messrs. Todd M. Abbrecht, John M. Dineen, William E. Klitgaard and John Maldonado, have been nominated to serve for a three-year term expiring in 2022. The Class III and Class I directors, who were elected for terms expiring at the annual meetings in 2020 and 2021, respectively, will remain in office.
In connection with our merger (the “Merger”) with inVentiv Health, Inc. (“inVentiv”), we entered into Stockholders’ Agreements with each of Advent International Corporation (“Advent”) and entities affiliated with THL Holdco, LLC (“THL” and each a “Sponsor”, and collectively, “Sponsors”). Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of the Company’s common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of the Company’s common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, then such Sponsor will no longer have the right to designate any Board nominees. As of the Record Date, Advent and THL own 22,413,317 and 19,239,664 shares of the Company’s outstanding common stock, respectively. Under the Stockholders’ Agreements, Advent has designated Messrs. Allen and Maldonado and THL has designated Messrs. Abbrecht and Nelson, to be their respective nominees for the applicable elections to our Board.
In addition, each Sponsor has agreed that, until the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, the Sponsor will attend, in person or by proxy, all meetings of stockholders of the Company and vote, or cause to be voted, all shares of common stock held by such Sponsor with respect to any matter relating to the election or removal of directors in the manner recommended by the Board.
The Stockholders’ Agreements also provide, among other things, that from and after the Company’s 2019 Annual Meeting, the size of the Board will be reduced to nine directors. With Mr. Bell’s resignation and Mr. Dineen’s appointment as Chairman of the Board in December 2018, the Board intends to keep the current size of ten directors and the Board will periodically evaluate its decision. The Company has received appropriate waivers of the size requirement from Advent and THL pursuant to the Stockholders’ Agreements.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class II directors the persons whose names and biographies appear below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or for good cause will not serve as a director at the time of the meeting, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each Class II director nominee is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee and director for matters regarding the Company is 1030 Sync Street, Morrisville, North Carolina 27560.

7

PROPOSAL ONE - ELECTION OF DIRECTORS

Required Vote
For each Class II director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each of the Class II director nominees named above must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class II director. Abstentions and broker non-votes will have no effect on the election of directors.
The Board of Directors unanimously recommends that stockholders vote FOR the election of the four Class II director nominees listed below.

8	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PROPOSAL ONE - ELECTION OF DIRECTORS

Class II Directors with Terms Expiring in 2019 and Subsequent Terms Expiring in 2022

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Todd Abbrecht	50	Director	August 2017
John M. Dineen	55	Chairman of the Board	December 2018
William E. Klitgaard	66	Director	March 2017
John Maldonado	43	Director	August 2017
Todd M. Abbrecht  Director

Todd M. Abbrecht is an independent director who joined our Board in August 2017 and is a member of the Nominating and Corporate Governance Committee. Since 1992, Mr. Abbrecht has served in various roles at THL, a private equity firm, where he is currently the Head of Private Equity and is a member of the firm’s management committee. Prior to joining THL, Mr. Abbrecht worked at Credit Suisse First Boston in its mergers and acquisitions department. Mr. Abbrecht earned his BSE in finance from the Wharton School of the University of Pennsylvania and his MBA from Harvard Business School. Mr. Abbrecht currently serves on the board of directors of CSafe Global, Healthcare Staffing Services, Juvare Holdings, Inc., Party City Holdco (NYSE:PRTY), PCI Pharma Services and Professional Physical Therapy. Mr. Abbrecht has previously served on the boards of directors of several companies, including Aramark Holdings Corp (NYSE: ARMK) and Fogo de Chao (formerly Nasdaq: FOGO).
We believe Mr. Abbrecht’s extensive experience with healthcare services companies and service on the boards of public companies, as well as his ability to provide insights regarding strategic and finance-related activities is valuable to our Board. For these reasons, we believe Mr. Abbrecht is well qualified to serve on the Board and its committees.

John M. Dineen  Chairman of the Board

John M. Dineen was appointed as the independent Chairman of the Board of Syneos Health in December 2018. Mr. Dineen brings to the role more than 30 years of healthcare, technology and international management experience, most recently serving as Chief Executive Officer of GE’s Healthcare business from 2008 to 2014. Previously, Mr. Dineen spent more than two decades in a variety of other global leadership positions within GE, including President and Chief Executive Officer of GE Transportation, President of GE Plastics, General Manager of GE’s Power Equipment business, and General Manager of GE’s Appliances, Microwave and Air-Conditioning businesses.
Since 2015, Mr. Dineen has served as an operating advisor of the investment firm Clayton, Dubilier & Rice LLC. He also currently serves on the Board of Directors of Cognizant Technology Solutions Corporation (Nasdaq:CTSH), a leading provider of information technology, consulting, and business process services, where he serves on the Finance Committee and Nominating, Governance and Public Affairs Committee. In addition, he serves on the Board of Directors and as chair of the Organization and Compensation Committee of Merrimack Pharmaceuticals, Inc. (Nasdaq:MACK), an oncology research and development company focused on biomarker-defined cancers. Mr. Dineen received Bachelor’s degrees in Biology and Computer Science from the University of Vermont.
We believe Mr. Dineen’s management and operations experience across several industries, including at a large global healthcare company, as well as his experience serving on public company boards, brings to our Board valuable leadership skills and insight into the management of companies with global operations. For these reasons, we believe Mr. Dineen is well qualified to serve as Chairman of the Board.

9

PROPOSAL ONE - ELECTION OF DIRECTORS

William E. Klitgaard  Director

William E. Klitgaard is an independent director who joined our Board in March 2017, and is the Chair of the Audit Committee. Mr. Klitgaard currently serves on the Board of Directors and Audit Committee at Certara, a leading drug development consultancy with solutions spanning the discovery, preclinical and clinical stages of drug development. He also is a professional consultant in the IT industry. From March 2015 to February 2016, Mr. Klitgaard served as President of Enlighten Health, a division of LabCorp (NYSE:LH) that focuses on innovation and creation of new information-based services utilizing core assets of LabCorp and Covance, Inc. Previously, he spent 19 years at Covance, one of the world’s largest contract research organizations, where he served for three years as Corporate Senior Vice President and Chief Information Officer and nearly twelve years as Corporate Senior Vice President and Chief Financial Officer. Prior to his time at Covance, Mr. Klitgaard held finance leadership positions at Kenetech Corporation, a wind turbine manufacturer, and Consolidated Freightways, Inc., a freight service and logistics company. Mr. Klitgaard completed his undergraduate studies in economics at the University of California at Berkeley, followed by his Master’s degree at the Sloan Management School, Massachusetts Institute of Technology.
We believe Mr. Klitgaard’s experience in the contract research organization (“CRO”) industry, including his experience in finance and information technology, brings to our Board skills that are critical to our business and an understanding of the industry as we continue to expand globally. For these reasons, we believe Mr. Klitgaard is well qualified to serve on the Board and its committees.

John Maldonado  Director

John Maldonado is an independent director who joined our Board in August 2017 and is a member of the Compensation Committee. Since 2006, Mr. Maldonado has been a Managing Partner at Advent, a global private equity firm, focused on buyouts in the healthcare, financial and business services sectors. Prior to joining Advent, he worked at Bain Capital, Parthenon Capital and The Parthenon Group. Mr. Maldonado currently serves on the board of ATI Holdings, Inc., a provider of outpatient physical therapy, where he serves on the Audit Committee and Compliance Committee. He has previously served on the boards of Genoa, a QoL Healthcare Company, Cotiviti Holdings, Inc. (formerly NYSE:COTV), American Radiology Services, inVentiv and Managed Healthcare Associates. Mr. Maldonado received his Bachelor’s degree in mathematics, summa cum laude, from Dartmouth College and his MBA, with high distinction, as a Baker Scholar from Harvard Business School.
We believe Mr. Maldonado’s financial, accounting, acquisition and business experience in the health and life sciences industry, combined with his experience serving on boards, brings important skills to our organization that qualify him to serve as one of our directors. For these reasons, we believe Mr. Maldonado is well qualified to serve on the Board and its committees.

10	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PROPOSAL ONE - ELECTION OF DIRECTORS

Class I Directors with Terms Expiring in 2021

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Thomas Allen	41	Director	August 2017
Linda S. Harty	58	Director	March 2017
Alistair Macdonald	49	Chief Executive Officer and Director	October 2016
Thomas Allen  Director

Thomas Allen is an independent director who joined our Board in August 2017 and serves as Chair of the Nominating and Corporate Governance Committee. Mr. Allen has served as Managing Director, Advent International plc, an affiliate of Advent focusing on investments in the healthcare sector, since January 2014. He has worked at Advent since 2004. Prior to joining Advent, he worked at Arthur Andersen and KPMG as part of the firms’ London private equity teams. Mr. Allen is currently a member of the board of Mediq, a provider of medical devices and care solutions, where he serves on the Audit Committee, and a member of the board of Advent International plc. Mr. Allen is also on the Board of Directors of Zentiva Group, a leading European generics pharmaceutical company, where he serves on the Advisory Committee and Remuneration Committee. Mr. Allen previously served on the boards of inVentiv and Priory Group. Mr. Allen received his Bachelor of Arts degree in economics from the University of Manchester and is a qualified accountant.
We believe Mr. Allen’s extensive experience in the healthcare sector as well as his finance background is of great benefit to the Company. For these reasons, we believe Mr. Allen is well qualified to serve on the Board and its committees.

Linda S. Harty  Director

Linda S. Harty is an independent director who joined our Board in March 2017, served as our Lead Independent Director from August 2017 to December 2018, and is a member of the Audit Committee and Compensation Committee. From February 2010 to April 2017, Ms. Harty served as Vice President, Treasurer of Medtronic plc (NYSE:MDT), a global company specializing in medical technology, services and solutions. Ms. Harty also served as Executive Vice President, Treasurer at Cardinal Health (NYSE:CAH) and has held financial leadership positions at RTM Restaurant Group, BellSouth, ConAgra and Kimberly-Clark. Ms. Harty earned her undergraduate degrees in finance and economics from the University of Wisconsin – Oshkosh, and furthered her studies in accounting at Georgia State University, passing the CPA exam in 1991. Ms. Harty is on the board of directors at Parker Hannifin (NYSE:PH), a Fortune 250 global leader in motion and control technologies, where she serves as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Ms. Harty is also on the board of directors of Westinghouse Air Brake Technologies Corporation, a Fortune 500 global transportation and logistics leader supplying value-added technology-based products, digital solutions, and services for locomotive, freight rail, passenger transit and select industrial markets, and is the Chair of the Audit Committee.
We believe Ms. Harty’s extensive global experience in senior finance and accounting leadership and board positions across a variety of industries brings to our Board important skills and is of great benefit to the Company. For these reasons, we believe Ms. Harty is well qualified to serve on the Board and its committees.

11

PROPOSAL ONE - ELECTION OF DIRECTORS

Alistair Macdonald  Chief Executive Officer and Director

Alistair Macdonald has been our Chief Executive Officer and a member of our Board since October 2016. He joined our Company in 2002 and has served in various senior leadership roles during that time. Prior to his current role, Mr. Macdonald most recently served as our President from January 2015 to October 2016 and as Chief Operating Officer from January 2013 to October 2016. He also served as President, Clinical Development Services from March 2012 to January 2013, Executive Vice President of our Global Oncology Unit from February 2011 to March 2012, Executive Vice President, Strategic Development from October 2009 to February 2011, and Senior Vice President, Biometrics from May 2002 to September 2009. He received his Master of Science in Environmental Diagnostics from Cranfield University.
We believe Mr. Macdonald brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former Chief Operating Officer of our Company, as well as extensive knowledge of the CRO and biopharmaceutical industries, all of which qualify him to serve as one of our directors.

Class III Directors with Terms Expiring in 2020

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Kenneth F. Meyers	57	Director	October 2016
Matthew E. Monaghan	51	Director	October 2016
Joshua M. Nelson	46	Director	August 2017
Kenneth F. Meyers  Director

Kenneth F. Meyers is an independent director who joined our Board in October 2016, and is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Meyers currently serves as Senior Vice President and Chief Human Resources Officer at Hill-Rom (NYSE:HRC), a global medical technology company, a position he has held since 2015. He previously held the same role at Hospira, Inc., a manufacturer and distributor of generic injectable pharmaceuticals, biosimilars and medical devices, from 2008 until its acquisition by Pfizer, Inc. in 2015. From 2004 to 2008, Mr. Meyers was a partner with Mercer/Oliver Wyman, a consulting firm specializing in leadership development. He also has served in senior human resources roles for Starbucks Coffee International, The Gymboree Corporation, Walt Disney Imagineering and United Technologies Corporation.
Mr. Meyers serves on the board of directors and the Nominating Committee for Elyssa’s Mission, a community-based non-profit organization dedicated to preventing teen suicide. He also is a member of the board of directors and Chair of the Compensation Committee for The Henry P. Kendall Foundation, an organization working to create healthy and sustainable food systems in New England. Mr. Meyers holds a Bachelor’s degree with dual majors in International Business and Human Resource Management from the Wharton School of the University of Pennsylvania, and an MBA from the Harvard Business School.
We believe Mr. Meyers’ direct knowledge of the challenges associated with building a global workforce in the biopharmaceutical industry from a human resources perspective is invaluable to us as we continue to expand worldwide. For these reasons, we believe Mr. Meyers is well qualified to serve on the Board and its committees.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Matthew E. Monaghan  Director

Matthew E. Monaghan is an independent director who joined our Board in October 2016, and is a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Monaghan currently serves as President and Chief Executive Officer at Invacare Corporation (NYSE:IVC) (“Invacare”), a medical device manufacturer for the home and long-term healthcare markets, a position he has held since April 2015. Mr. Monaghan was named Chairman of the Invacare Board in May 2015. He served as Senior Vice President, Global Hips and Reconstructive Research for Zimmer Holdings, Inc. (“Zimmer”), a global company that designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products from 2014 to 2015. He also served as Vice President and General Manager, Global Hips Business at Zimmer from 2009 to 2013. Mr. Monaghan also has served as Operating Executive for Texas Pacific Group from 2006 to 2009 and at Cerberus Capital Management from 2003 to 2005. He started his career in the aerospace, medical and other industrial businesses of General Electric.
Mr. Monaghan is a trustee of Cleveland Clinic Avon Lake Hospital. He holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD Business School in France.
We believe Mr. Monaghan’s nearly three decades of experience in medical device development, operating management for private equity investors, and manufacturing will be valuable as the Company continues to develop these capabilities. For these reasons, we believe Mr. Monaghan is well qualified to serve on the Board and its committees.

Joshua M. Nelson  Director

Joshua M. Nelson is an independent director who joined our Board in August 2017 and serves on the Compensation Committee. Since 2003, Mr. Nelson has been an investment professional at THL, where he is currently a Managing Director and Head of Healthcare. Prior to joining THL, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson currently serves on the board of Agiliti Health, Inc., CSafe Global, Hawkeye Energy Holdings, Healthcare Staffing Services, Inc. and Professional Physical Therapy, and he previously served on the board of 1-800 CONTACTS, Inc., Advanced BioEnergy, LLC, Curo Health Services, Inc., Intermedix Corporation and Party City Holdings, Inc. (NYSE:PRTY). Mr. Nelson received his Bachelor of Arts in political science, summa cum laude, from Princeton University and his MBA, with honors, from Harvard Business School.
We believe Mr. Nelson’s experience investing in and managing various healthcare companies, his skills related to analyzing and understanding a company’s financial conditions, and his broad prospective related to strategic planning is a great benefit our organization. For these reasons, we believe Mr. Nelson is well qualified to serve on the Board and its committees.

13

Corporate Governance Matters
Information about the Board of Directors
Our Board is currently comprised of ten members, divided into three classes as follows:

•	Class I, consisting of Thomas Allen, Linda S. Harty and Alistair Macdonald;

•	Class II, consisting of Todd M. Abbrecht, John M. Dineen, William E. Klitgaard and John Maldonado; and

•	Class III, consisting of Kenneth F. Meyers, Matthew E. Monaghan and Joshua M. Nelson.
Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled only by the directors then in office (as provided in our bylaws). Because only approximately one-third of our directors will be elected at each annual meeting, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of the board.
We have separated the position of the Chairman of the Board and that of the Chief Executive Officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. We believe our leadership structure is appropriate given the size of our Company in terms of the number of employees and the historical experience and understanding of our Company and industry of each of Messrs. Dineen and Macdonald.
Stockholders’ Agreements
In connection with the Merger with inVentiv, we entered into Stockholders’ Agreements with each of Advent and THL. Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of the Company’s common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of Company common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of Company common stock, then such Sponsor will no longer have the right to designate any Board nominees. The Stockholders’ Agreements also provide the applicable Sponsor with the right, subject to certain limitations, to designate its Board nominees who have been elected to the Board to serve as members of certain committees of the Board as set forth in each of the Stockholders’ Agreements.
As of the Record Date, Advent and THL own 22,413,317 and 19,239,664 shares of the Company’s outstanding common stock, respectively.
Under the Stockholders’ Agreements, Advent has designated Messrs. Allen and Maldonado and THL has designated Messrs. Abbrecht and Nelson, to be their respective nominees for the applicable elections to our Board.
The Stockholders’ Agreements also provide, among other things, that from and after the Company’s 2019 Annual Meeting, the size of the Board will be reduced to nine directors. With Mr. Dineen’s appointment as Chairman of the Board in December 2018, the Board currently intends to keep the size of the Board to ten directors and will periodically reevaluate its decision. The Company has received the requisite waivers of the size requirement from Advent and THL pursuant to the Stockholders’ Agreements.
Independence of Directors
Our Board has undertaken a review of the independence of our directors and has affirmatively determined that Ms. Harty and Messrs. Abbrecht, Allen, Dineen, Klitgaard, Maldonado, Meyers, Monaghan, and Nelson are independent within the meaning of the Nasdaq Stock Market (“Nasdaq”) rules. In evaluating and determining the independence of the

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CORPORATE GOVERNANCE MATTERS

directors, the Board considered that Syneos Health may have certain relationships with its directors. Specifically, the Board of Directors considered that Messrs. Allen and Maldonado are employees of Advent, and Messrs. Abbrecht and Nelson are employees of THL and that Advent and THL beneficially own 22,413,317 and 19,239,664 shares of the Company’s outstanding common stock, respectively, as of the Record Date, but the Board found that those relationships did not interfere with such directors’ independence, as defined within the meaning of the Nasdaq rules. In addition, the Board has determined that Messrs. Klitgaard and Monaghan and Ms. Harty meet the additional independence standards for Audit Committee members imposed by SEC regulations and the Nasdaq rules, and that Ms. Harty and Messrs. Meyers, Maldonado and Nelson meet the additional standards for independence for Compensation Committee members imposed by the Nasdaq rules.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board has a policy of regularly conducting executive sessions of independent directors at scheduled meetings and at such other times requested by an independent director.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee of our Board has the responsibility for establishing the criteria for recommending which directors should stand for election and re-election to the Board and for identifying, screening and selecting new directors to serve on the Board, subject to any obligations and procedures governing the nomination of directors to the Board that are included in the Stockholders’ Agreements.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director.
The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. The Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity in identifying director nominees, however, the Nominating and Corporate Governance Committee Charter calls for the Committee to consider diversity as a desirable characteristic in potential nominees.
The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, 1030 Sync Street, Morrisville, North Carolina, 27560. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by applying substantially the same criteria as it follows for candidates submitted by others. The Nominating and Corporate Governance Committee generally considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics.

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CORPORATE GOVERNANCE MATTERS

Information Regarding Meetings of the Board of Directors and Committees
During 2018, our Board held 10 meetings. From time-to-time, our Board may determine that it is appropriate to form a special committee of its independent directors to address a particular matter(s) not specific to one of its standing committees.
All of our directors, with the exception of Mr. Dineen who joined the Board in December 2018, attended at least 75% of the aggregate of all meetings of the Board and all of the Committees on which they served during 2018. Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we generally encourage all directors to attend. Eight of the ten directors then on our Board attended the annual stockholder meeting in 2018.
Board of Directors Committees
Standing Committees of our Board of Directors
Our Board of Directors has adopted Corporate Governance Guidelines and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Corporate Governance Guidelines in the “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com. The following table provides membership information of each Committee of our Board:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
John M. Dineen (Chairman of the Board)
Thomas Allen			●
Todd M. Abbrecht			○
Linda S. Harty	○	○
William E. Klitgaard	●
Alistair Macdonald
John Maldonado		○
Kenneth F. Meyers		●	○
Matthew E. Monaghan	○		○
Joshua M. Nelson		○

Financial Expert	● Chair ○ Member

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CORPORATE GOVERNANCE MATTERS

Audit Committee

Our Audit Committee member are Ms. Harty and Messrs. Klitgaard (Chair) and Monaghan. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee, as constituted during our 2018 fiscal year, met 11 times. Our Audit Committee is responsible for, among other things, oversight of:
•    the integrity of our financial reporting processes;
•    our systems of internal control over financial reporting and disclosure controls and procedures;
•    the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;
•    our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services;
•    our legal and regulatory compliance;
•    our related person transaction policy; and
•    the application of our codes of business conduct and ethics as established by management and our Board.
Our Board has affirmatively determined that each of Mr. Klitgaard and Ms. Harty qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Compensation Committee

Our Compensation Committee members are Ms. Harty and Messrs. Meyers (Chair), Maldonado and Nelson. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(d)(2) of the Nasdaq rules. Our Compensation Committee, as constituted during our 2018 fiscal year, met 11 times. Our Compensation Committee is responsible for assisting our Board in overseeing our management compensation policies and practices, including:
•    determining and approving the compensation of our Chief Executive Officer and other executive officers;
•    reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executives;
•    reviewing and approving incentive compensation policies and programs, and exercising discretion in the administration of those policies and programs;
•    reviewing and approving equity compensation programs, and exercising discretion in the administration of those programs; and
•    preparing the annual report of the Compensation Committee required by the SEC rules to be included in our Annual Proxy Statement.
The Committee may form and delegate any of its responsibilities to a subcommittee consistent with applicable law and SEC and Nasdaq rules. The Committee may also delegate to the Chief Executive Officer the authority to determine equity-based awards for employees other than officers under Section 16 of the Exchange Act.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee member are Messrs. Allen (Chair), Abbrecht, Meyers and Monaghan and is comprised of all independent directors. Our Nominating and Corporate Governance Committee, as constituted during our 2018 fiscal year, met six times. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•    identifying, screening and reviewing individuals qualified to serve as directors and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;
•    overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nominations by our Board;
•    developing, recommending to our Board and overseeing implementation of our Corporate Governance Guidelines and Principles; and
•    reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Risk Oversight
While our Company’s senior management has responsibility for the management of risk, our Board plays an important oversight role. Our Board regularly reviews our market and business risks during its meetings and, each of its Committees oversees risks associated with its respective area of responsibility. In particular, our Audit Committee oversees risks related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets and cybersecurity. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Key Corporate Governance Changes in 2018 and early 2019
Because our Board and its Committees are committed to strong and effective corporate governance and oversight and mitigation of risk, they regularly monitor our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations, and the Nasdaq rules. In furtherance of having an effective corporate governance structure, the Board continues to believe the separation of the position of Chief Executive Officer and Chairman serves our Company well and should be maintained where appropriate and practicable. The Board appointed an independent Chairman in December 2018.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines for (i) our officers subject to Section 16 reporting; (ii) all other executives that report directly to the Chief Executive Officer; and (iii) non-employee directors. The Board believes that requiring these executives and non-employee directors to maintain a significant personal level of stock ownership further aligns the long-term interests of the Company’s senior management and board members with those of stockholders.
The ownership requirement may be satisfied through direct and indirect beneficial ownership of our stock, and unvested time-based RSUs. No outstanding unexercised stock options are taken into account for purposes of satisfying these guidelines.
The ownership requirements are expressed in dollar values and are calculated as multiples of salary or retainer as follows:

Chief Executive Officer	5 times base salary
Other Executives	2.5 times base salary
Non-Employee Directors	3 times annual cash retainer
The guidelines are expected to be achieved by January 1, 2022 or within five years of a person first becoming subject to the stock ownership guidelines. These guidelines do not apply to directors serving on the Board as Company stockholder designees that (i) waive the receipt of the Company equity granted as part of the director’s compensation for service on the Board; or (ii) who transfer such equity once vested to the stockholder that the director represents on the Board. Executives and directors are currently on track to meet the guidelines within the required time periods.
For executives, annual evaluations will be conducted by management to assess progress toward the ownership requirement based on the stock price and base salary level at that time. Executives and directors subject to the stock ownership guidelines who have not met the ownership requirement, or are projected to not achieve the ownership requirement by the necessary date, will not be permitted to sell shares in excess of 50% of the net after-tax value of shares received under equity grants made after November 1, 2014.
Additionally, the stock ownership guidelines include a market volatility provision. In the event there is a significant decline in our stock price that causes a non-employee director or executive’s holdings to fall below the applicable threshold, the non-employee director or executive will not be required to purchase additional shares to meet the applicable threshold, but such non-employee director or executive will not be able to sell or transfer any shares until the applicable threshold has again been achieved. The Compensation Committee reviews the stock ownership guidelines and progress toward meeting ownership requirements at least annually.
Code of Business Conduct and Ethics and Code of Ethics
We have adopted a code of business conduct and ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a code of ethics for principal executive officer and senior financial officers. Each of these policies is posted under “Investors – Corporate Governance – Governance Documents” on our website at www.syneoshealth.com. We intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of these codes. Additionally, we have adopted an insider trading policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our

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CORPORATE GOVERNANCE MATTERS

securities. The insider trading policy also establishes guidelines for the disclosure of information related to our Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors.
Communications with the Board of Directors
Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 1030 Sync Street, Morrisville, North Carolina 27560 for forwarding to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

19

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 27, 2019, unless otherwise noted below, for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•	each member of our Board and each of our named executive officers (“NEOs”); and

•	all current members of our Board and our executive officers as a group.
Applicable percentage ownership is based on 103,749,214 shares of our common stock outstanding as of March 27, 2019, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to stock options currently exercisable, or exercisable within 60 days after March 27, 2019, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING(1)
5% Stockholder:
Advent International Corporation (2)	22,413,317	21.60%
Funds affiliated with Thomas H. Lee Partners, L.P. (3)	19,239,664	18.54%
BlackRock, Inc. (4)	8,461,264	8.16%
The Vanguard Group (5)	7,105,058	6.85%
Named Executive Officers and Directors:
Alistair Macdonald (6)	292,742	*
Jason Meggs (7)	54,670	*
Jonathan Olefson (8)	21,382	*
Gregory S. Rush (8)	—	*
Christopher L. Gaenzle (8)	—	*
Todd M. Abbrecht (8)	—	—
Thomas Allen	—	—
John M. Dineen (8)	1,810	*
Linda S. Harty (8)	7,310	*
William Klitgaard (8)	7,310	*
John Maldonado	—	—
Kenneth F. Meyers (8)	8,019	*
Matthew E. Monaghan (8)	8,019	*
Joshua M. Nelson (8)	—	—
All board of director members and executive officers as a group (14 individuals) (9)	452,289	*

*	less than 1%

(1)	Percentages are based on our common stock outstanding as of March 27, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)
As reported on a Schedule 13D filed on August 10, 2017, on behalf of Advent International Corporation and various related entities. The address of Advent International Corporation and such related entities is 75 State Street, Boston, MA 02109.

(3)
As reported on a Schedule 13D filed on August 13, 2018 on behalf of Thomas H. Lee Partners, L.P. and various related entities. Each of Thonmas H. Lee Partners L.P. and its related entities has shared ownership and dispositive power over their respective shares. The address of Thomas H. Lee Partners, L.P. and such related entities is 100 Federal Street, 35th Floor, Boston, MA 02110.

(4)
As reported on a Schedule 13G/A filed on February 7, 2019, BlackRock, Inc. reported sole voting power over 8,309,810 shares and sole dispositive power over 8,461,264 shares. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(5)
As reported on a Schedule 13G filed on February 13, 2019, The Vanguard Group, Inc. reported sole voting power over 65,886 shares, shared voting power over 10,574 shares, sole dispositive power over 7,034,140 shares, and shared dispositive power over 70,918 shares. Includes 60,344 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. Also includes 16,116 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of The Vanguard Group, Inc. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 81,189 stock options currently exercisable or exercisable within 60 days of March 27, 2019.

(7)	Includes 3,098 stock options currently exercisable or exercisable within 60 days of March 27, 2019.

(8)	Includes zero stock options currently exercisable or exercisable within 60 days of March 27, 2019.

(9)	Includes 84,287 stock options currently exercisable or exercisable within 60 days of March 27, 2019.

21

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year and through March 27, 2019, all of our executive officers, directors, and to our knowledge, 10% stockholders, complied with the filing requirements of Section 16(a) of the Exchange Act.

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Executive Compensation and Other Matters
Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”), with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is filed with the SEC.
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
KENNETH F. MEYERS, Chair
LINDA S. HARTY
JOHN MALDONADO
JOSHUA M. NELSON
Contents of the Compensation Discussion and Analysis

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation program and describes the compensation packages for the following individuals, whom we refer to in this Proxy Statement as the named executive officers (“NEOs”):

•	Alistair Macdonald, Chief Executive Officer and Director;

•	Jason Meggs, Chief Financial Officer;

•	Jonathan Olefson, General Counsel and Corporate Secretary;

•	Gregory S. Rush, Former Executive Vice President and Chief Financial Officer*; and

•	Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary**.

*	Gregory S. Rush served as Executive Vice President and Chief Financial Officer until February 21, 2018 and remained an employee until April 30, 2018.

**
Christopher L. Gaenzle resigned on February 14, 2018 and ceased to serve as Chief Administrative Officer, General Counsel and Secretary on February 19, 2018. He remained an employee until April 15, 2018.

Executive Summary
Goals of our Executive Compensation Program
Our compensation strategy has consistently focused on providing total compensation packages that are designed to attract and retain high-caliber executives and to incentivize them to achieve company performance goals that are closely aligned with stockholder interests. We emphasize pay-for-performance and long-term value creation for our stockholders, compensating our executive officers with a combination of base salary, short-term cash incentives and long-term equity incentives, with our incentive compensation opportunity being weighted more heavily than base salary. Accordingly, a significant portion of our executives’ compensation is at risk. We believe these elements combined with retirement, other benefits and severance provide clear accountability and rewards for producing results.
We believe our Company is competitive with our peer group and ensures our NEOs have appropriate incentives to deliver short-term results, while also creating long-term stockholder value. The Committee also may determine to award one-time payments to our NEOs, such as a cash transition, promotion or sign-on bonuses.
Compensation Philosophy
Our executive compensation philosophy is designed to align pay with performance. Our executives are accountable for the performance of the business and are compensated based on that performance. Our executive compensation programs are designed to attract and retain top executive talent and motivate them to achieve outstanding operational and financial performance through our company values. This performance, in turn, builds value for our stockholders.
The Committee seeks to achieve the following goals in connection with our executive compensation program and decisions regarding individual compensation:

•	Link compensation to annual and long-term performance goals structured to align the interests of NEOs with those of our stockholders;

•	Align compensation with our corporate strategies and business objectives, including short-term operating goals and long-term strategic objectives;

•
Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals; and

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EXECUTIVE COMPENSATION AND OTHER MATTERS

•	Competitively position our NEOs’ compensation opportunities with those of our peer group so we can attract, motivate and retain high level executive talent essential to our long-term success.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Elements of our Executive Compensation Program
Overall, the Committee believes the Company’s executive compensation policies and programs are effective, market-appropriate, and in line with stockholder expectations. The following key elements of our executive compensation program are designed to align the interests of our NEOs and other senior executives with the interests of our stockholders:

COMPENSATION ELEMENT	KEY FEATURES AND PURPOSE	FISCAL YEAR 2018 ACTIONS
Base Salary
Fixed annual cash compensation to attract and retain talented executives.
Base salary increases are considered every year in the context of market practice and to reflect the scope and complexity of each executive’s position. Actual positioning varies to reflect each executive’s skills, experience, and performance in role.

The Committee did not increase Mr. Macdonald’s base salary in 2018 due to salary changes that were made in August 2017 as a result of the market review conducted at that time. Mr. Meggs’ base salary was increased from $400,000 as Interim Chief Financial Officer to $475,000 when he was appointed Chief Financial Officer in May 2018. Mr. Olefson joined the Company in November 2018 and his base salary was approved by the Committee as part of his employment offer.

Management Incentive Plan (“MIP”) Cash Incentive Award
Performance-based cash incentives intended to link annual variable pay with achievement of pre-established key annual financial objectives. Payouts are based on the results achieved as determined by the Committee after evaluating our performance against pre-established, short-term financial goals. In addition, we must achieve a minimum level of Adjusted EBITDA in order for any executive to receive a payment under the MIP.

For our 2018 fiscal year, the MIP included two financial performance measures: MIP EBITDA, and MIP Revenue as defined below under “Compensation Element Details - Annual Cash Incentives”. Achievement of approximately 87% of the MIP EBITDA and 96% of the MIP Revenue performance targets were required to receive any MIP funding for the respective measures.

Individual MIP opportunities are expressed as a percent of base salary and vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIP) approximates the median of our peer group. The range of potential payouts is zero to 200% of target.

For fiscal year 2018, the actual performance compared to the pre-established goals for each performance metric resulted in a MIP payout level at approximately 35% of each eligible executive’s target bonus.

Long-Term Incentive (“LTI”) Compensation	We grant stock-based compensation awards annually to create incentives for long-term creation of stockholder value, to reward achievement of multi-year financial objectives, and to retain key talent.
The Company continued to grant performance-based equity awards in 2018. The annual LTI grant made in February 2018 included performance-based restricted stock units (“PRSUs”) (50% of the total target award value) and time-based restricted stock units (“RSUs”) (50% of the total target award value).

Performance-based vesting: NEOs receive a number of PRSUs, which vest only upon achievement of goals established by the Committee during the three-year performance period. The potential number of PRSUs that can vest ranges from zero to 150% of the target number of PRSUs granted.

The PRSUs granted in 2018 were designed to vest at the end of the three-year performance period including fiscal years 2018, 2019 and 2020 based on the achievement of annual Revenue Growth goals. At the end of the performance period, the pre-approved Revenue Growth goals will be measured for each year to determine the appropriate number of PRSUs earned in each year, which will become vested in early 2021 following certification by the Committee of the performance. The Revenue Growth goal for 2018 was a specified amount related to our financial plan for the year. For the performance years 2019 and 2020, PRSU vesting will be determined by comparing the Company’s Revenue Growth with a group of peer companies. PRSUs allocated to fiscal 2018 were forfeited due to not achieving the minimum Revenue Growth goal established for 2018.

	Time-based vesting: The time-based LTI grants are designed to incentivize stock value creation over time and to retain executive talent.	The time-based RSUs granted in February 2018 vest in three approximately equal annual installments commencing on the first anniversary date of the grant, contingent upon continuing service.

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Compensation Governance Highlights
We believe good corporate governance must include solid compensation policies and procedures. Consistent with this belief, we have adopted the following practices:

Periodic risk assessment - At least annually, the Committee assesses whether our compensation programs encourage behavior that would create risks reasonably likely to have a material adverse effect on our Company. The Committee has concluded it does not.
No excise tax gross-ups - Our executive compensation program does not provide gross-ups for 280G excise taxes related to change in control payments.
Performance-based equity awards - 50% of our total target annual LTI awards are performance-based equity awards.	No above-market returns - We do not offer preferential or above-market returns on compensation deferred by our NEOs.
Incentive clawback policy - The NEOs who have employment agreements have a provision for recovery of all or a portion of any incentive compensation (both cash incentives or equity incentives) awarded to the NEO, as required by law or an applicable Company policy related to restatements of our financial statements or misconduct.

No guaranteed salary increases - Employment agreements for our NEOs do not contain any guaranteed contractual salary increases. The Committee determines our Chief Executive Officer’s salary increases, if any, and, together with our Chief Executive Officer, any salary increases for our remaining NEOs.

Limited Perquisites - The Company provides limited perquisites to NEOs, including executive physicals to our NEOs to ensure executives maintain their health.	No loans to executive officers - We do not make loans to our NEOs.
“Double-Trigger” Change-in-Control Acceleration - Employment agreements for our NEOs contain “at-will” employment provisions, and both a change-in-control and a qualifying termination of service is required to accelerate vesting of the NEO’s equity grant(s).
No repricing of stock options - The Company’s equity plans prohibit repricing of stock options without stockholder approval.
Stock Ownership Guidelines - We require our NEOs and independent Board members to achieve and maintain designated stock ownership levels which ensure their investment in Syneos Health’s long-term success. Our executives and independent Board members are on track to achieve the stock ownership guidelines. More information on our stock ownership guidelines is available on page 18.

No Hedging and Pledging - Our Policy on Insider Trading and Communication with the Public prohibits officers, employees and directors from engaging in short sales, publicly traded stock options transactions and hedging or pledging of our stock.

Annual Say-on-Pay Advisory Vote - The Board has determined that the Say-on-Pay vote will be held annually until the next shareholder vote on the frequency of the Say-on-Pay vote.
Stockholder Engagement and Results of 2018 Say‑on‑Pay Vote
In 2018, the Company continued a stockholder engagement program, because we believe stockholder engagement is one aspect of maintaining good corporate governance as well as transparency with regard to executive compensation matters. Our stockholder engagement program provides a mechanism to discuss issues of importance to stockholders that affect our business, including the changes in members of the executive team and related compensation decisions. In the past 12 months, we engaged with institutional investors representing approximately 15% of our outstanding shares, not including our two largest private equity holders that each have two seats on our Board and collectively own

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approximately 40% of our outstanding shares, allowing us to engage with them frequently. We have duly considered the input from the stockholder outreach and incorporated suggestions as appropriate.
At the 2018 Annual Meeting, the Company’s stockholders approved the compensation of the NEOs, with 99.6% of stockholders casting votes in favor of the “Say-on-Pay” proposal. The Committee believes that the Say-on-Pay vote at our 2018 Annual Meeting endorsed our Company’s compensation philosophy and programs and is reflective of the continued focus on evolving our executive compensation strategy. The Committee will continue to monitor stockholder feedback each year as it reviews and establishes future executive compensation programs. Following the Say-on-Pay vote at this Annual Meeting, our next Say-on-Pay vote is expected to be held at our 2020 Annual Meeting.
Compensation Decision Roles
The Committee develops the compensation program for our NEOs and other executive officers, which includes authorizing all equity-based awards, recommending or reporting its decisions to the Board and overseeing the administration of the compensation programs for the Company’s NEOs. While the Committee has sole responsibility for developing the program, it solicits advice from the Committee’s independent consultant who provides guidance to our CEO in setting targets, evaluating performance, and recommending appropriate salary and incentive awards of each of our NEOs, other than himself. The CEO also participates in Committee meetings at the request of the Committee in order to provide background information regarding his recommendations. However, our CEO does not have a vote on Committee matters. Our Chief Human Resources Officer participates in and assists the Committee on compensation and governance matters, at the Committee’s discretion. Multiple times during the year, the Committee holds executive sessions without our CEO or other executive officers to facilitate the exchange of candid views among Committee members and establish our CEO’s compensation.
The CEO at least annually reviews the performance of each NEO and other executives and makes recommendations to the Committee with respect to salary adjustments and incentive amounts. The Committee’s annual review of the CEO’s performance includes feedback directly from the Board and indirectly from members of our senior management team.  The Committee also develops the compensation program for non-employee directors with the assistance of the Committee’s independent consultant, Exequity LLP (“Consultant”). A description of the Committee’s responsibilities is in the Committee’s Charter available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.
Compensation Consultant
The Committee’s Consultant provides advice and assistance to the Committee in developing the compensation program for our NEOs, as well as for other senior executives.  The Consultant was engaged by, reports directly to and carries out responsibilities as assigned by the Committee. The Consultant provides information regarding market compensation levels and practices, assists the Committee in the review and evaluation of such compensation levels and practices, and advises the Committee regarding compensation decisions, particularly with respect to the compensation of our CEO. The Consultant also provides information and advice on non-employee director compensation.  At the discretion of the Committee, a principal of the Consultant attends meetings of the Committee and communicates with the Chair of the Committee as necessary between meetings to provide timely advice on questions and decisions before the Committee. The Committee has direct access to the Consultant throughout the year.
The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of its engagement with the Consultant. The Consultant does not provide services to the Company directly or indirectly through affiliates. The Committee has considered the independence factors in applicable SEC rules and Nasdaq listing standards and other facts and circumstances and concluded that the services performed by the Consultant do not raise any conflict of interest.

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Peer Group
The Committee considers competitive marketplace practices in making its compensation decisions by reviewing our executive compensation program to compensation paid to executives in comparable roles at comparably-sized peer group companies. We do not target any specific market position in establishing compensation, but generally aim to have a compensation program that is in line with the market, as determined by all of the collected market information. We also consider the performance of our Company with respect to comparative historical financial and stockholder returns of our peer companies and the impact of compensation on our current-year operating budget. The Committee and Consultant review the peer group every year to ensure the companies remain appropriate and relevant for use in competitive compensation analysis. As part of this review, the Consultant and Committee compared criteria including revenue size, the complexity of our business, customer base, services provided, geographic scope, and market capitalization of several companies in our industry to be potential peer companies.
In May 2018, the Committee, with the Consultant’s assistance, reviewed the peer group and removed Illumina, Inc. from our previous peer group because it was deemed to no longer be a compelling fit due to its revenue size and business profile. Two other companies, VWR Corporation and PAREXEL, became private companies and were subsequently removed from the peer group. New companies were also added to the peer group to augment companies involved with healthcare workforce and pharmaceutical commercialization businesses. Our peer group consisted of the following 18 companies as of May 2018:

Agilent Technologies, Inc.	Endo International plc	PerkinElmer, Inc.
AMN Healthcare Services*	Envision Healthcare Corporation	Perrigo Company plc
Bio-Rad Laboratories, Inc.	ICON Public Limited Company	PRA Health Sciences, Inc.
Catalent*	IQVIA Holdings Inc.	Quest Diagnostics Incorporated
Cerner Corporation	Laboratory Corporation of America Holdings	Waters Corporation
Charles River Laboratories International, Inc.	Mettler-Toledo International Inc.	West Pharmaceuticals*

*	These three companies were added to our peer group in May 2018 based on the Committee’s selection criteria.
Target Pay and Mix of Compensation Elements
We do not employ a purely formulaic approach for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee determined what it believed to be the appropriate level and mix of our compensation elements to retain our senior management team, motivate them and align their interests with those of our stockholders. The Committee also may determine to award one-time payments to our NEOs, such as a cash transition, promotion or sign-on bonuses.
Historically, the Committee has weighted a higher level of the total target compensation mix to stock-based compensation. We provide a portion of our executive compensation in the form of PRSUs and RSUs that vest over time, with 50% of the total target equity award grant being performance-based. We believe our approach to compensation supports the retention of our executives and aligns their interests with those of our stockholders by encouraging executives to participate in the long-term success of our Company and create stockholder value.
The following illustration provides information about the mix between performance-based and fixed elements; how performance-based compensation was allocated between annual and long-term incentive elements; and how total compensation was allocated between cash and equity components for fiscal 2018 to NEOs. Compensation reflected in the graph below includes salary, target annual incentive opportunity, and the grant-date fair value of long-term incentives granted during 2018 and excludes the value of other benefits and perquisites. RSUs are included in variable pay below because the value varies with stock performance.

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As shown in the chart, performance-based compensation is a substantial portion of our executives’ total compensation, 87.5% for our CEO and an average of 73.5% for our other NEOs who remained employed at the end of the fiscal year.
In determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our NEOs, as well as internal equity, which means we review each NEO’s compensation to the compensation of our other senior team members and other Company employees generally. In determining the reasonableness of a NEO’s total compensation, the Committee considers not only individual and corporate performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, and long-term incentive compensation, as well as the executive’s severance and change-in-control arrangements.
Compensation Element Details
Base Salary
We use base salary to recognize the experience, skills, knowledge, responsibilities and performance in role of our NEOs. When establishing base salaries for 2018, the Committee considered the compensation of executives in our peer group. In addition, the Committee reviews a variety of other factors, including but not limited to:

•	the historic salary levels of the executive;

•	the nature of the individual’s responsibilities;

•	the availability of well-qualified candidates who could assume the executive’s role;

•	the executive’s tenure and performance in their current role at our Company;

•	the executive’s history and performance holding positions of similar or greater responsibility at previous place(s) of employment;

•	general economic conditions; and

•	the Company’s financial performance.
In 2018, Mr. Meggs’ base salary increased from $400,000 to $475,000 in connection with his promotion to CFO. The Committee reviewed competitive positioning relative to our peer group and changes in job scope to determine the appropriate base salary level following his promotion. Mr. Macdonald was not eligible for a salary increase during 2018 because he received a mid-year increase in 2017 as a result of the Merger. However, the Committee determined to increase Messrs. Macdonald and Meggs’ salary from $1,000,000 to $1,030,000 and $475,000 to $525,000, respectively, at the beginning of 2019 in connection with the annual review of the executive officer’s total target compensation. Mr. Olefson’s annual base salary of $450,000 was established in connection with the commencement of his employment in the fall of 2018.

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Cash Incentives
Annual Cash Incentives
Our compensation philosophy connects our executives’ potential annual earnings to the achievement of annual performance objectives designed to support execution of our business strategies. The MIP is intended to reward accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. The MIP provides for the payment of cash bonuses dependent upon achievement of predetermined financial performance targets, as well as certain measures specific to individual performance.
The overall MIP potential varies depending upon the NEO’s position. Each NEO’s MIP target represents the percent of salary that NEO may potentially receive as an annual bonus if the Company achieves the pre-determined goals established by the Committee for the year. For 2018, the MIP targets for each of our NEOs were as follows:

EXECUTIVE	MIP TARGET (% OF BASE SALARY)
Alistair Macdonald	100%	for the full year
Jason Meggs	65%	(50% for Q1, 70% for Q2 - Q4)
Jonathan Olefson	—	ineligible for MIP in 2018
Messrs. Rush and Gaenzle are not included in the table above because each terminated employment in 2018 and therefore were ineligible to receive a payment under the MIP for 2018.
Potential MIP payouts for 2018 ranged from zero to 200% of each NEO’s MIP target, so that executives could earn above-target payouts if actual performance significantly exceeded predetermined annual goals, or could earn below-target payouts, or no payouts, if performance was below the minimum thresholds established for the year.
Following the end of each fiscal year, the Committee, with the assistance of our CEO, for all NEOs other than himself, reviews actual results and performance against the goals for such fiscal year and determines the amounts, if any, of the bonuses to be paid to our NEOs under the MIP. The Committee reserves the right to reduce MIP payouts for an individual NEO or for the executive team as a whole, based on its judgment of individual or executive team’s performance against certain goals or other environmental factors related to the business.
The 2018 MIP performance goals included two financial measures, MIP EBITDA, weighted at 66% of total MIP target, and MIP Revenue, weighted at 34% of total MIP target. The 2018 MIP EBITDA and MIP revenue were calculated by taking reported Adjusted EBITDA and reported total Revenue, and adjusting these measures to remove the impact of the 2018 Kinapse acquisition. The 2018 MIP payout pool was funded based upon the level of MIP EBITDA and MIP Revenue compared with the pre-established targets approved by the Committee.
The Committee established the 2018 performance scale to require approximately 87% of MIP EBITDA and 96% of MIP Revenue to be achieved for the respective 2018 targets to produce funding at the 50% level. The actual MIP EBITDA of approximately $667 million, compared to the approved target MIP EBITDA of approximately $759 million, produced funding of 53.4% for the MIP EBITDA performance measure. The Company did not achieve the higher 96% threshold MIP Revenue level of $3,250 million required for minimum funding of the MIP Revenue component. Based on the achievement levels of the two MIP performance measures discussed above, the combined weighted total funding of 35.2% payout for NEOs was achieved, driven entirely by the MIP EBITDA performance being slightly above the minimum threshold.

	MIP EBITDA	MIP REVENUE
MIP Weight	66%	34%	WEIGHTED TOTAL MIP FUNDING 35.2%
MIP Performance vs. Target	87.8%	93%
MIP 50% Funding Threshold vs. Target	87%	96%
MIP Funding	53.4%	0%
The total 35.2% MIP funding was down significantly from the 2017 MIP payout level of 59.5%. The actual 2018 MIP earned by Messrs, Macdonald and Meggs were $352,200 and $108,700, respectively. Mr. Olefson was not eligible for the 2018 MIP according to the terms of the plan. Messrs. Rush and Gaenzle, were not eligible for 2018 MIP because they terminated their employment with the Company before the end of the fiscal year.

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For additional information about the MIP, please refer to the “2018 Grants of Plan-Based Awards Table” contained in this Proxy Statement, which shows the threshold, target, and maximum incentive amounts payable under the MIP for our fiscal year 2018 performance.
One-Time Bonuses
In connection with the commencement of his employment, Mr. Olefson will receive a one-time signing bonus equal to $225,000, to be paid in the pay period following March 31, 2019. Our Committee also determined to award Mr. Rush a one-time cash bonus equal to $400,000 in connection with our Chief Financial Officer transition, which was paid in April 2018 after his execution of a release of claims against the Company. Mr. Meggs received an additional $76,004 cash retention bonus initiated in May 2017 and paid in March 2018 related to the Merger. Mr. Meggs also received a $2,000 biweekly stipend during his period serving as Interim Chief Financial Officer from January 28 to May 6, totaling $14,000. These bonus amounts are reported in “Bonus” and “All Other Compensation” in the Summary Compensation Table which follows.
Long-Term Incentive Compensation
Our intent with granting long-term incentive compensation awards is to link NEO compensation to stockholder interests and long-term Company performance. Performance-based grants were made to the CEO and CFO in 2018. In February 2018, the Committee approved long-term incentive awards for Mr. Macdonald comprised of (1) PRSUs, which were scheduled to cliff vest in three years based on the achievement of Revenue Growth performance targets approved by the Committee; and (2) time-based RSUs. Mr. Meggs received a long-term incentive award comprised of RSUs in February 2018 while in his prior position and later received an additional equity grant comprised entirely of PRSUs coincident with him becoming our CFO in May 2018. In addition, the Committee approved a long-term incentive award comprised of RSUs in November 2018 for Mr. Olefson as part of his employment offer. Grants made to Messrs. Macdonald, Meggs, and Olefson during 2018 are shown in the table below:

EXECUTIVE	PRSUs	TIME-BASED RSUs
Alistair Macdonald	79,470	79,470
Jason Meggs	12,950	26,490
Jonathan Olefson	—	10,564
The time-based RSUs granted in February and November 2018 vest in three approximately equal annual installments on the first three anniversaries of the date of grant, subject to the NEO’s continued employment with the company.
All PRSUs granted to NEOs in 2018 are scheduled to cliff-vest approximately three years from the grant date based on the achievement of Revenue Growth performance goals corresponding to fiscal years 2018, 2019, and 2020. The vesting terms for these PRSUs require achievement of Revenue Growth goals for each of the three years individual years. The 2018 Revenue Growth target was established based on achievement of Revenue Growth for 2018. One-third of the PRSUs granted to Mr. Macdonald in February and to Mr. Meggs in May 2018 were forfeited due to not achieving the minimum Revenue Growth goal established for 2018. For 2019 and 2020, the Revenue Growth is based on company Revenue Growth compared to a select group of peer companies that is comprised of IQVIA CRO division, PRA, ICON, Medpace and LabCorp’s Covance division.
Benefit Plans
In 2018, NEOs were eligible to participate in our health and welfare benefits plans under generally the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to participate in the following plans:

•	life insurance (including basic and voluntary life, basic and voluntary accidental death and dismemberment); and

•	long-term disability (including, short-term disability and disability)
Mr. Macdonald participates in employee benefits plans offered by the Company to all employees in the United Kingdom. The Company’s portion of the costs for each NEO’s participation in these plans is reported in “All Other Compensation” in the Summary Compensation Table which follows.

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Retirement Plans
NEOs residing in the U.S. are eligible to participate in 401(k) retirement plans offered by our Company under the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service (the “IRS”). In 2018, Mr. Meggs participated in our 401(k) plan. Mr. Olefson did not participate in our plan due to the timing of his employment date. The Company made matching contributions of 50% of the first nine percent of each participant’s compensation contribution (for a total match of up to 4.5% of eligible compensation) under this plan.
We also maintain non-qualified deferred compensation plans that enable NEOs and other eligible employees to defer receipt of up to 80% of their base salary and up to 100% of their annual bonus under the MIP during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants who elect to defer, offering participants a mix of investment options with a variety of goals and risk tolerance. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under IRS rules and remain part of the Company’s general assets until distributed to the participants. The value of a participant’s account balance is based solely on the participant’s deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments. None of our NEOs participate in these plans.
Severance and Change-in-Control Agreements
Our NEOs are covered by severance and double-trigger change-in-control agreement provisions included in their employment agreements or the Company’s Executive Severance Plan, which are discussed in the Employment Agreements section of this Proxy Statement.
Tax and Accounting Considerations
Compliance with Internal Revenue Code Section 162(m)
Internal Revenue Code (the “Code”) Section 162(m) generally provides that public companies cannot deduct non-performance based compensation paid to its covered employees in excess of $1 million per year. Prior to the Tax Cuts and Jobs Act of 2017 (the “Act”), covered employees generally consisted of a corporation’s chief executive officer and each of its other three most highly compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the IRC was exempt from this $1 million deduction limitation. As part of the Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated. In addition, the determination of covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Code Section 162(m), we may not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of performance-based RSUs, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2018.

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Executive Compensation
The following table sets forth summary compensation information for our NEOs for the fiscal years ended December 31, 2018, 2017 and 2016.
Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (2)	BONUS ($) (3)	STOCK AWARDS ($) (4)	OPTION AWARDS ($) (5)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (6)	ALL OTHER COMPENSATION ($) (7)	TOTAL ($)
Alistair Macdonald(1), Chief Executive Officer and Director	2018	1,017,045		6,071,508	—	352,200	132,929	7,573,682
	2017	852,703		4,249,970	—	595,000	172,401	5,870,074
	2016	583,262		2,463,606	554,524	686,115	85,251	4,372,758
Jason Meggs, Chief Financial Officer	2018	443,767	76,004	1,521,501	—	108,700	25,752	2,175,724
Jonathan Olefson, General Counsel and Corporate Secretary	2018	60,411		524,820	—	—	126	585,357
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	2018	177,534	400,000	—	—	—	8,794	586,328
	2017	516,923		1,847,945	—	474,900	32,485	2,872,253
	2016	484,808		2,279,103	76,139	376,350	33,299	3,249,699
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	2018	149,589		—	—	—	5,847	155,436
	2017	487,500		1,596,026	—	448,700	35,935	2,568,161
	2016	443,640		1,926,147	57,422	346,242	31,950	2,805,401

(1)
Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than the value of the stock awards, stock options awards and non-equity incentive plan compensation, the amounts earned by Mr. Macdonald reported in this Summary Compensation Table have been converted to U.S. dollars using the average weekly exchange rate from GBP to U.S. dollars in 2018 of 1 GBP/1.3363 U.S. dollars, in 2017 of 1 GBP/1.2890 U.S. dollars, and in 2016 of 1 GBP/1.3563 U.S. dollars, as published by the Federal Reserve System, Foreign Exchange Rates-G.5A Annual.

(2)	Amounts represent salary earned by Messrs. Macdonald, Meggs, Olefson, Rush and Gaenzle in the applicable fiscal year.

(3)
Represents a $76,004 cash retention bonus to Mr. Meggs that was approved in May 2017 and paid in 2018 in connection with the Merger and a $400,000 cash transition bonus paid to Mr. Rush in 2018 subject to timely execution of a release of claims against the Company.

(4)
Represents the aggregate grant date fair values of the RSUs and PRSUs at target number of shares computed in accordance with FASB ASC Topic 718.These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. If the PRSUs were valued at maximum, the amounts shown in 2018 for Messrs. Macdonald and Meggs would be $4,553,631 and $764,374, respectively.

(5)
Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(6)	Amounts in this column were paid under the MIP. For 2018, Mr. Macdonald’s MIP payment amount was calculated using an exchange rate of 1 GBP/1.3141 U.S. dollars.

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(7)	Includes the following for each NEO in 2018:

NAME	COMPANY CONTRIBUTION TO RETIREMENT/ 401(k) PLAN ($)	LIFE INSURANCE PREMIUMS ($)	DISABILITY INSURANCE PREMIUMS ($)	PERQUISITES AND OTHER PERSONAL BENEFITS (a)
Alistair Macdonald	103,915	2,823	3,743	22,448
Jason Meggs	10,606	756	390	14,000
Jonathan Olefson	—	126	—	—
Gregory S. Rush	8,412	252	130	—
Christopher L. Gaenzle	5,351	252	130	114

(a)
Includes reimbursements of $14,849 and $7,599, to Mr. Macdonald for a car allowance, which is aligned with the practices for CEOs employed in the U.K. and authorized travel expenses, respectively. The table also includes a stipend payment of $14,000 to Mr. Meggs during his role as interim CFO per his employment agreement. The table also includes medical reimbursement of $114 to Mr. Gaenzle.

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2018 Grants of Plan-Based Awards
The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2018.

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Alistair Macdonald, Chief Executive Officer and Director	MIP	—	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	PRSU	2/15/2018	—	—	—	39,735	79,470	119,205	—	—	—	3,035,754
	RSU	2/15/2018	—	—	—	—	—	—	79,470	—	—	3,035,754
Jason Meggs, Chief Financial Officer	MIP	—	154,375	308,750	617,500	—	—	—	—	—	—	—
	PRSU	5/7/2018	—	—	—	6,475	12,950	19,425	—	—	—	509,583
	RSU	2/15/2018	—	—	—	—	—	—	26,490	—	—	1,011,918
Jonathan Olefson, General Counsel and Corporate Secretary	MIP	—	—	—	—	—	—	—	—	—	—	—
	PRSU	—	—	—	—	—			—	—	—	—
	RSU	11/13/2018	—	—	—	—	—	—	10,564	—	—	524,820
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	MIP	—	—	—	—	—	—	—	—	—	—	—
	PRSU	—	—	—	—	—	—	—	—	—	—	—
	RSU	—	—	—	—	—	—	—	—	—	—	—
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	MIP	—	—	—	—	—	—	—	—	—	—	—
	PRSU	—	—	—	—	—	—	—	—	—	—	—
	RSU	—	—	—	—	—	—	—	—	—	—	—

(1)
Represents the threshold, target, and maximum awards set for the 2018 MIP. The actual amount of the non-equity plan award paid is included in the “2018 Summary Compensation Table” under the column titled “Non-Equity Incentive Plan Compensation”.

(2)
The PRSUs were granted under the Company’s 2014 Equity Incentive Plans. Amounts represent the threshold, target, and maximum awards for PRSUs granted in 2018; for threshold, assumes that minimum performance required for payout is achieved. The performance period for the PRSUs will end on December 31, 2020.

(3)
The time-based RSUs above were granted under the Company’s 2014 and 2018 Equity Incentive Plans. All time-based RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the awards and are computed in accordance with FASB ASC Topic 718. The amount reported for the PRSUs is based on the number of RSUs corresponding to the 100% target level performance valued at the closing stock price on the date of grant. The amount reported for the time-based RSUs is valued at the closing stock price on the date of grant. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2018. All awards granted prior to October 31, 2014 were under the 2010 Equity Incentive Plan. Awards granted between November 2014 and June 2018 were issued under the 2014 Equity Incentive Plan and awards granted post-June 2018 were under the 2018 Equity Incentive Plan.

NAME	VESTING COMMENCEMENT DATE	OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Alistair Macdonald, Chief Executive Officer and Director	9/28/2010 8/17/2012 6/30/2014 6/30/2015 1/19/2016 8/1/2016	14,840 8,828 37,868 13,049 2,445 17,777	— — — 4,349 2,444 17,776	$8.45 $10.57 $16.06 $40.12 $42.88 $42.76	10/5/2020 9/24/2022 6/30/2024 6/30/2025 1/19/2026 8/1/2026	151,943	5,978,957	89,409	3,518,244
Jason Meggs, Chief Financial Officer	7/29/2015 1/19/2016 11/1/2016	1,054 867 310	1,054 1,733 310	$43.16 $42.88 $46.00	7/29/2025 1/19/2026 11/1/2026	30,592	1,203,795	8,633	339,709
Jonathan Olefson, General Counsel and Secretary	—	—	—	—	—	10,564	415,693	—	—
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	—	—	—	—	—	—	—	—	—
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	—	—	—	—	—	—	—	—	—
Explanations of certain columns in the table follow:
Number of Securities Underlying Unexercised Options. The vesting dates of stock options reported in this column are:
Stock Options Unvested at Year-End 2018

GRANT DATE	VESTING DATE	ALISTAIR MACDONALD	JASON MEGGS	JONATHAN OLEFSON	GREGORY S. RUSH	CHRISTOPHER L. GAENZIE
6/30/2015	6/30/2019	4,349	—	—	—	—
7/29/2015	7/29/2019	—	1,054	—	—	—
1/19/2016	1/19/2019	1,222	867	—	—	—
	1/19/2020	1,222	866	—	—	—
8/1/2016	8/1/2019	8,888	—	—	—	—
	8/1/2020	8,888	—	—	—	—
11/1/2016	11/1/2019	—	155	—	—	—
	11/1/2020	—	155	—	—	—

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Stock Awards. Market value for time and performance-based RSUs are calculated using the closing market price of $39.35 of our stock on the Nasdaq on December 31, 2018.
Number of Shares or Units of Stock That Have Not Vested. Column includes unvested time-based RSUs, specifically regular annual RSUs, and earned performance-based RSUs (PRSUs). Following the Merger in August 2017, PRSUs granted in January 2016 and 2017 were earned at 100% of target. The vesting dates of all awards are:
RSU Awards Unvested at Year-End 2018

GRANT DATE	AWARD TYPE	VESTING DATE	ALISTAIR MACDONALD	JASON MEGGS	JONATHAN OLEFSON	GREGORY S. RUSH	CHRISTOPHER L. GAENZIE
6/30/2015	RSU	6/30/2019	2,174	—	—	—	—
7/29/2015	RSU	7/29/2019	—	527	—	—	—
1/19/2016	PRSU	1/19/2019	11,000	—	—	—	—
1/19/2016	RSU	1/19/2019	2,750	433	—	—	—
		1/19/2020	2,750	433	—	—	—
8/1/2016	RSU	8/1/2019	8,888	—	—	—	—
		8/1/2020	8,888	—	—	—	—
11/1/2016	RSU	11/1/2019	—	77	—	—	—
		11/1/2020	—	77	—	—	—
1/27/2017	PRSU	1/27/2020	21,614	—	—	—	—
1/27/2017	RSU	1/27/2019	7,205	1,278	—	—	—
		1/27/2020	7,204	1,277	—	—	—
2/15/2018	RSU	2/15/2019	26,491	8,831	—	—	—
		2/15/2020	26,490	8,830	—	—	—
		2/15/2021	26,489	8,829	—	—	—
11/13/2018	RSU	11/13/2019	—	—	3,522	—	—
		11/13/2020	—	—	3,521	—	—
		11/13/2021	—	—	3,521	—	—
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested. Column reflects unearned performance-based RSUs (PRSUs) at target level. The maximum payout is 100% for awards granted in August 2017. The maximum payout is 150% for awards granted in February and May 2018. Following certification by the Committee of the performance for PRSUs allocated to fiscal year 2018, those units were forfeited due to not achieving the minimum goal established for 2018 and are not reflected in the table below.
Performance Equity Awards Unvested at Year-End 2018 (Stock Units at Target Level)

GRANT DATE	PERFORMANCE PERIOD	ALISTAIR MACDONALD	JASON MEGGS	JONATHAN OLEFSON	GREGORY S. RUSH	CHRISTOPHER L. GAENZIE
8/10/2017	8/2017-12/2020	36,429	—	—	—	—
2/15/2018	1/2018-12/2018	—	—	—	—	—
	1/2019-12/2019	26,490	—	—	—	—
	1/2020-12/2020	26,490	—	—	—	—
5/7/2018	1/2018-12/2018	—	—	—	—	—
	1/2019-12/2019	—	4,317	—	—	—
	1/2020-12/2020	—	4,316	—	—	—

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2018 Option Exercises and Stock Vested
The following table provides information concerning the exercise of stock options and the vesting of stock awards held by our NEOs during 2018.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Alistair Macdonald, Chief Executive Officer and Director	—	—	21,018	942,799
Jason Meggs, Chief Financial Officer	—	—	2,316	98,979
Jonathan Olefson, General Counsel and Secretary	—	—	—	—
Gregory S. Rush, Former Executive Vice President and Chief Financial Officer	1,333	1,093	6,843	279,302
Christopher L. Gaenzle, Former Chief Administrative Officer, General Counsel and Secretary	7,291	15,530	5,357	218,637

(1)
The value realized on exercise is determined by multiplying the number of stock options by the difference between the exercise price of the option and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is determined by multiplying the number of stock awards that vested by the closing price of our common stock on the vesting date.
Employment Agreements
We have entered into employment or letter agreements with each of our NEOs. The material provisions of each such agreement are described below.

•	Alistair Macdonald, our Chief Executive Officer, in July 2016, amended April 2017

•	Jason Meggs, our Chief Financial Officer, in April 2014, amended June 2014, March 2018 and May 2018 (appointing Mr. Meggs as our Chief Financial Officer)

•	Jonathan Olefson, our General Counsel and Corporate Secretary, in November 2018

NAMED EXECUTIVE OFFICERS	BASE SALARY	TARGET ANNUAL CASH INCENTIVE BONUS
Alistair Macdonald (1)	$1,030,000	100%
Jason Meggs (2)	$525,000	70%
Jonathan Olefson (3)	$450,000	50%

(1)
As of December 31, 2018, Mr. Macdonald’s annual base salary was $1,000,000. The Compensation Committee increased Mr. Macdonald’s annual base salary to $1,030,000 effective as of January 1, 2019. Mr. Macdonald also is entitled to receive an annual car allowance and Company contributions under our Company Pension Plan.

(2)
As of December 31, 2018, Mr. Meggs’ annual base salary was $475,000. The Compensation Committee increased Mr. Meggs’ annual base salary to $525,000 effective as of January 1, 2019. Mr. Meggs’ target annual cash incentive was 50% of base salary for the first quarter of 2018 and 70% of base salary for the remaining quarters of 2018.

(3)
Mr. Olefson also is entitled to be paid a one-time sign-on payment of $225,000 in the pay period following March 31, 2019, subject to Mr. Olefson’s continued employment through that date. Mr. Olefson also received a grant of equity awards valued at $800,000 during the Company’s normal annual grant process in 2019, comprised of 50% performance-based restricted stock units and 50% restricted stock units, vesting equally over three years, subject to his continued employment through each vesting date. In addition, in connection with the commencement of his employment, Mr. Olefson received a grant of Company restricted stock units valued at $500,000, which vests equally over three years, subject to continued employment through each vesting date.

Either we or the NEO may terminate the employment agreement upon written notice. Mr. Macdonald’s agreement provides that either we or Mr. Macdonald may terminate his agreement upon six months’ prior written notice, and we

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also can terminate Mr. Macdonald’s agreement immediately upon written notice by paying him six months of his base salary in lieu of the notice period.
We may terminate the NEO’s employment for death, “disability,” “cause” or without “cause” by written notice to the applicable NEO (each as defined in the applicable NEO’s employment agreement or, for Mr. Meggs and Mr. Olefson, in the Executive Severance Plan). The NEO may resign with 30 days prior written notice for “good reason” and without “good reason” (as defined in the applicable NEO’s employment agreement or, for Mr. Meggs and Mr. Olefson, in the Executive Severance Plan). See “-Potential Payments Upon Termination of Employment or Change of Control” for additional information. Upon such termination, the NEOs are entitled to receive the following:
Mr. Macdonald:
If we terminate Mr. Macdonald’s employment without “cause”, for death or disability, or if he resigns for “good reason” (each as defined in his employment agreement), he will receive a cash severance payment equal to two times his base salary and 12 months of health care coverage continuation. If we terminate Mr. Macdonald’s employment without cause or he resigns for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he will receive (i) a cash severance payment equal to the sum of three times his base salary plus his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to a termination for good reason, (ii) 12 months of health care coverage continuation and (iii) accelerated vesting of all outstanding, unvested equity awards held by Mr. Macdonald as of the termination date. Pursuant to his agreement, the severance amounts payable to Mr. Macdonald may be reduced to reflect any statutory severance Mr. Macdonald may receive under English law.
The Company is not required to make these payments to Mr. Macdonald if Mr. Macdonald: (i) commits any act of serious misconduct; (ii) commits any serious breach or repeated or continued breach of his obligations under the agreement; (iii) is guilty of conduct tending to bring him or the Company or any group company into disrepute; (iv) has a bankruptcy order made against him or has an interim order made against him under the Insolvency Act 1986 or is deemed bankrupt; (v) fails to perform his duties to a satisfactory standard, after having received a written warning from the Board relating to the same; (vi) is convicted of an offense under any statutory enactment or regulation (other than a motoring offence for which no custodial sentence can be imposed); (vii) breaches certain clauses of the agreement; (viii) becomes prohibited by law from being a director; or (ix) resigns from office as a director of the Company or any Company affiliate or refuses to hold office as a director of the Company or any Company affiliate.
If we are wound up for the purposes of reconstruction or amalgamation and, as a result, Mr. Macdonald is terminated or his duties redefined in a manner consistent with his current position or status with the Company, he will have no claim against the Company for termination of employment or otherwise as long as he is first offered employment with the resulting company on terms no less favorable to Mr. Macdonald as those in the agreement. If Mr. Macdonald unreasonably refuses such employment or transfer of his agreement to the resulting company, we may terminate his employment within one month of such refusal.
Messrs. Meggs and Olefson:
For a description of the payments to which Messrs. Meggs and Olefson are entitled upon termination of employment, see “Executive Severance Plan” below.
The agreements also include customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for two years thereafter for Mr. Macdonald, and 6 months for Mr. Meggs. Messrs. Meggs and Olefson have received stock grants that contain confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during twelve months after employment ends.
Gregory S. Rush and Christopher L. Gaenzle
In August 2013, we entered into an employment agreement with Gregory S. Rush, our former Executive Vice President and Chief Financial Officer. In July 2014, we entered into an employment agreement with Christopher L. Gaenzle, our former Chief Administrative Officer, General Counsel and Secretary. We refer to each of Messrs. Rush and Gaenzle as an Executive. Under the agreements, we pay the Executives an annual base salary established by our Board or our Compensation Committee.
Either we or the Executives may terminate the agreements at any time upon 45 days prior written notice, which we can shorten in our discretion. We may terminate the Executive’s employment immediately by written notice for “disability” and “cause” and the Executive may resign by written notice for “good reason” (each as defined in the applicable agreement). Upon a termination of employment by the Company without cause or by the Executive for good reason, the

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Executives are eligible to receive 12 months annual base salary, paid over a 12-month period, and health care coverage continuation for a period of 18 months or until the Executive becomes eligible for health care coverage under another employer’s plan, whichever is earlier. Upon the Executive’s termination of employment by the Company without cause or by the Executive for good reason, in each case, within 12 months following a change in control, the Executives are eligible to receive the aforementioned payments and benefits and an additional payment of the greater of (i) 50% annual base salary or (ii) his annual bonus opportunity under the Company’s management incentive bonus program. Any severance payments or benefits the Executive may be entitled to receive are subject to his timely execution and non-revocation of a general release of claims against the Company.
The agreements include customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions for 12 months thereafter for Mr. Gaenzle, and 12 months (non-solicitation) and six months (non-competition) thereafter for Mr. Rush.
On January 3, 2018, we also entered into a letter agreement with Mr. Rush regarding his transition from Executive Vice President and Chief Financial Officer of the Company. Effective February 21, 2018, Mr. Rush ceased to serve as Executive Vice President and Chief Financial Officer of the Company and remained an employee until April 30, 2018. As part of Mr. Rush’s transition, he received a one-time cash transition bonus equal to $400,000, $250,000 of which was paid on the date 2017 annual bonuses are paid to employees of the Company and $150,000 of which was paid promptly after April 30, 2018, in each case, subject to Mr. Rush’s execution of a release of claims against the Company.
On February 14, 2018, Mr. Gaenzle resigned and ceased to be an executive officer of the Company on February 19, 2018 and remained an employee until April 15, 2018.
Executive Severance Plan
In September 2016, we established the Executive Severance Plan to enhance our ability to retain our key executives, including Mr. Meggs, and other officers of the Company. The Executive Severance Plan was amended and restated as of August 20, 2018.
The plan permits the plan administrator to designate the eligible executives who may participate in the plan. Mr. Meggs was selected to participate in the plan. The plan provides designated participants with severance benefits upon a termination of employment by us without cause or by the participant for Good Reason.
For a qualifying termination during the period beginning three months prior to and ending 24 months following a “Change in Control”, a participant will be entitled to the following: (i) a lump sum cash payment equal to 200% of the participant’s base salary and 200% of the participant’s target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 24 months; and (iii) accelerated vesting of any unvested equity awards held by the participant.
For a qualifying termination outside the “Change in Control” period (as described above), a participant will be entitled to the following: (i) an amount equal to 100% of the participant’s base salary and 100% of their annual incentive target; and (iii) an amount equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 12 months. These amounts shall be paid in accordance with the Company’s regular pay schedule in substantially equal installments over a period of twelve (12) months following the Participant’s Date of Termination.
In order to receive any severance benefits under the plan, participants must sign a general release of claims against us. Some of the employees who are eligible to be selected to participate in the plan are also entitled to severance benefits under their employment agreements. However, severance benefits provided under the plan will be reduced by any severance benefits to which a participant would otherwise be entitled under the participant’s employment agreement, or any general severance policy or plan maintained by us that provides for severance benefits (unless the agreement, policy or plan expressly provides for severance benefits to be in addition to those provided under the plan). In addition, any amounts payable to a participant under the plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under the Code sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The plan may be terminated or amended by us, provided the participants consent to the termination of the plan or to any amendment that materially and adversely impacts the right of the participant under the plan.

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Summary of Potential Payments Upon Termination of Employment or Change in Control
The following table sets forth the potential payments and benefits our NEOs would receive in the event of a termination of employment. These payments and benefits have been quantified assuming their termination of employment, or their termination upon death or disability, or their termination following a change in control occurred on the last trading day of our most recently completed fiscal year ending December 31, 2018 and that the price per share of our common stock is the closing market price on December 31, 2018 of $39.35 per share.

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control (1)	Termination For Cause or Resignation Without Good Reason (1)	Death	Disability (1)	Termination Without Cause or Resignation for Good Reason related to a Change in Control (1)
Alistair Macdonald
Cash Severance (2)	$2,000,000	$—	$—	$—	$4,000,000
Health Care Coverage (3)	12,479	—	—	—	—
Group Life Insurance (4)	—	—	3,885,517	—	—
Long-Term Disability Benefits (5)	—	—	—	728,534	—
Stock Option Vesting (6)	—	—	—	—	—
Restricted Stock Unit Vesting (7)	—	—	3,127,145	3,127,145	5,978,957
Performance-Based Restricted Stock Unit Vesting (8)	—	—	2,084,763	2,084,763	3,518,244
Total	$2,012,479	$—	$9,097,425	$5,940,442	$13,497,201
Jason Meggs
Accrued Payments(9)	$—	$332,500	$332,500	$332,500	$—
Cash Severance (10)	807,500	—	—	—	1,615,000
COBRA (11)	21,575	—	—	—	43,149
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (12)	—	—	—	200,000	—
Stock Option Vesting (6)	—	—	—	—	—
Restricted Stock Unit Vesting (7)	—	—	1,042,382	1,042,382	1,203,795
Performance-Based Restricted Stock Unit Vesting (8)	—	—	339,709	339,709	339,709
Total	$829,075	$332,500	$2,714,591	$1,914,591	$3,201,653
Jonathan Olefson
Accrued Payments(9)	$—	$—	$—	$—	$—
Cash Severance (10)	675,000	—	—	—	1,350,000
COBRA (11)	22,218	—	—	—	44,436
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (12)	—	—	—	200,000	—
Stock Option Vesting (6)	—	—	—	—	—
Restricted Stock Unit Vesting (7)	—	—	415,693	415,693	415,693
Performance-Based Restricted Stock Unit Vesting (8)	—	—	—	—	—
Total	$697,218	$—	$1,415,693	$615,693	$1,810,129

(1)	“Cause,” “good reason,” “disability,” and “change in control” are defined in each NEO’s employment agreement.

(2)
Amounts represent a lump sum payment equal to two times base salary in connection with a qualifying termination outside of a change in control. Upon a termination without cause or for good reason, in either case, related to a change in control, amounts represent a lump sum payment equal to three times base salary plus the target bonus amount, or if greater, the target bonus amount in effect prior to an event giving rise to a claim of good reason.

(3)
Continuation of health care coverage paid monthly for a period of 12 months following termination. Health care coverage costs have been converted to U.S. dollars using the December 31, 2018 exchange rate from GBP to U.S. dollars of 1 GBP/1.2763 U.S. dollars as published by the Federal Reserve System, Foreign Exchange Rates-H10.

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(4)	Payment to the estate of executive in lump sum. Maximum payment of $1,000,000 applies to NEOs in the United States.

(5)	Yearly benefit after 26 week waiting period, paid monthly for maximum of five years.

(6)
Vesting of all unvested stock options on the termination date pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the intrinsic value of unvested in-the-money stock options determined based on the closing market price of our common stock on December 31, 2018, the last trading day of the year.

(7)
Vesting of all unvested restricted stock units on the termination date pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested restricted stock units determined based on the closing market price of our common stock on December 31, 2018, the last trading day of the year.

(8)
Vesting of all PRSUs on the termination date that have not previously forfeited pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested PRSUs based on the closing market price of our common stock on December 31, 2018, the last trading day of the year.

(9)	“Accrued Payments” as defined in each NEO’s agreement.

(10)
“Cash severance” equal to (i) 100% of salary, and 100% of annual incentive target for a qualifying termination outside of a change in control context. “Cash severance” equal to (ii) 200% of salary and 200% of annual incentive target for a qualifying termination in connection with a change in control. The payments do not incorporate any reductions from the best after tax provisions.

(11)
COBRA coverage premiums for 24 months for a qualifying termination in connection with a change in control and 12 months for a qualifying termination outside of a change in control context, paid in lump sum within 60 days of an NEO’s termination.

(12)	Annual amount due to the executive, paid monthly for the term of the disability. Annual maximum payment is $200,000.

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CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Alistair Macdonald, our Chief Executive Officer and principal executive officer (our “CEO”).
For 2018, our last completed fiscal year, the median of the annual total compensation of all employees of our company (other than our CEO), was $71,075; and the annual total compensation of our CEO was $7,573,682.
Based on this information, our reasonable 2018 estimate for the ratio of the annual total compensation of Mr. Macdonald, our CEO, to the median of the annual total compensation of all employees was 107 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median compensated employee”, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of November 27, 2018, our employee population consisted of approximately 22,000 individuals working at our parent company and consolidated subsidiaries, with approximately 50% of these individuals located in the United States, 24% located in Europe, 18% located in various countries of Asia, and the remainder in various countries in Latin American and in Canada. We selected November 27, 2018, which is within the last three months of 2018, as the date upon which we would identify the “median compensated employee” to allow sufficient time to identify the median compensated employee given the global scope of our operations.
Our employee population consisted of approximately 22,000 individuals, of which 96% are full-time employees. Over half of our employees (approximately 11,100 individuals) are located in the United States and directly employed by the Company; the remainder is employed by various consolidated subsidiaries outside of the United States. Of the U.S. employees, over 98% are full-time, with the remainder employed on a part-time (less than 30 hours per week) basis. We believe this high percentage of full-time employees is representative of the proportion of our global employee population. Base compensation and incentive compensation for all employees are maintained in one system, which is located in the United States. Other compensation information, such as overtime and other miscellaneous payments, is located in several payroll systems throughout the world. As permitted by regulations, we adjusted our total employee population for purposes of identifying our “median employee” by excluding approximately 550 employees employed by Kinapse, a subsidiary acquired in 2018, due to the separation of employee data at the time of our measurement date, November 27, 2018.
To identify the median compensated employee from our employee population, we created a global listing of all employees throughout the world and converted each employee’s salary to U.S. dollars to make them comparable. Other compensation, including but not limited to overtime, bonus, and long-term incentive grant value, if applicable, was added to each respective employee’s base salary to determine an estimate of each employee’s annual 2018 compensation. We did not make any cost-of-living adjustments in identifying the median compensated employee.
Using this methodology, we determined that the median employee was a full-time employee located in the United States. With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $71,075.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column 9) of our 2018 Summary Compensation Table included in our 2018 Proxy Statement and incorporated by reference under Item 11 of Part III of our 2018 Annual Report. This resulted in annual total compensation for purposes of determining the ratio in the amount of $7,573,682.
We believe the inclusion of the value of all compensation for our CEO, compared to the compensation of our median compensated employee, yielding roughly a 107:1 ratio, is a reasonable comparison.

44	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Proposal Two Advisory (Nonbinding) Vote on Executive Compensation
As discussed in the CD&A, our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.
As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our NEOs as described in this Proxy Statement. This proposal, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program by voting for or against the following resolution:
“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the CD&A, the Summary Compensation Table for fiscal year 2018, and other related tables and disclosures).”
When you cast your vote, we urge you to consider the description of our executive compensation program contained in the CD&A and the accompanying tables and narrative disclosures.
Required Vote
The affirmative vote of the majority of our shares present in person or represented by proxy at the meeting and entitled to vote is required to approve our executive compensation. Because your vote is advisory, it will not be binding upon our Board or Compensation Committee and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.
Abstentions will have the same effect as votes against the proposal. Broker non-votes are not considered to be entitled to vote and, accordingly, will not affect the outcome of this proposal.
The Board of Directors unanimously recommends that stockholders vote FOR Proposal Two on the approval of our executive compensation as described in this Proxy Statement.

45

Proposal Three Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Audit Committee, pursuant to its Charter, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements and the Company’s effectiveness of internal control over financial reporting for the year ending December 31, 2019.
While our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, our Audit Committee and our Board are requesting, as a matter of policy, that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the appointment of Deloitte & Touche LLP is not ratified by our stockholders, our Audit Committee will consider the appointment of other independent registered public accounting firms for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that the change would be in the best interests of the Company and our stockholders.
Deloitte & Touche LLP has served as our independent auditor since March 2016. The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interest of the Company and our stockholders.
The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as voting against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with this proposal.
The Board of Directors unanimously recommends that stockholders vote FOR Proposal Three, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

46	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Audit Committee Report
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2018, (2) discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2018, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board, and (3) received the written disclosures and the letter from Deloitte concerning applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is filed with the SEC.
Our Audit Committee is currently composed of Messrs. Klitgaard and Monaghan and Ms. Harty. Each of the members of our Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq listing rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that each of Mr. Klitgaard and Ms. Harty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written Charter adopted by our Board, a copy of which is available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees for professional services rendered to us by Deloitte in fiscal years 2017 and 2018:

	2017	2018
Audit fees	$6,276,017	$6,818,508
Audit-related fees	1,051,976	—
Tax fees	831,611	783,666
All other fees	13,031	5,685
Total	$8,172,635	$7,607,859

47	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

AUDIT COMMITTEE REPORT

Audit Fees
The audit fees represent the annual fees approved by the Audit Committee in connection with the annual audit of our financial statements, for the reviews of our financial statements included in our financial reports including, but not limited to, our Annual Report on Form 10-K, and for other services normally provided in connection with statutory and regulatory filings. The audit fees paid to our principal accountant were $6,276,017 and $6,818,508 for the years ended December 31, 2017 and 2018, respectively. The increase in 2018 was primarily driven by higher fees associated with the annual audit of our financial statements.
Audit-Related Fees
The audit-related fees represent fees for assurance and related services during the period. We incurred approximately $1,051,976 in audit-related fees for the year ended December 31, 2017, primarily related to due diligence services related to the Merger. For the year ended December 31, 2018, we did not incur any audit-related fees.
Tax Fees
The aggregate tax fees billed to us by our principal accountant were $831,611 and $783,666 for the years ended December 31, 2017 and 2018, respectively.
All Other Fees
The aggregate of all other fees billed to us by our principal accountant for the year ended December 31, 2017 and 2018 were $13,031 and $5,685, respectively and were primarily related to the annual subscription fee for Deloitte’s technical accounting research tool.
A representative of Deloitte is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
WILLIAM E. KLITGAARD, Chair
LINDA S. HARTY
MATTHEW E. MONAGHAN

48	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Director Compensation for Fiscal Year 2018
Director Compensation
Our directors who are employed by us or our subsidiaries do not receive any compensation from us for serving on our Board, although we do, like with other directors, reimburse their reasonable expenses incurred in connection with serving on our Board, including documented travel expenses to attend meetings. Currently, the only director employed by us is Alistair Macdonald. The Chair of the Board, Michael A. Bell, ceased to be the President, Commercial Division and continued to serve as a non-executive employee in the Commercial Division until April 1, 2018. He was compensated for serving on the Board after he ceased to be an employee on April 1, 2018.
In fiscal year 2018, our standard non-employee director compensation arrangements for Board and Board committee services, as applicable, were as follows (cash fees are paid in quarterly installments):

•	an annual cash retainer for serving as Chairman of the Board of $160,000, which increased to $200,000 to be effective upon the election of a new Chairman;

•	an annual cash retainer for general Board service of $75,000;

•	an annual stock-based award retainer for general Board service with an aggregate value per director of $175,000, which vests one year from the date of grant subject to continued Board service;

•	an annual cash retainer of $30,000 for serving as The Lead Independent Director;

•
an annual cash retainer, per member (other than the Chair), for serving on the Audit Committee of $12,000; for serving on the Compensation Committee of $7,750; and for serving on the Nominating and Corporate Governance Committee of $5,000;

•
an annual cash retainer for serving as the Chair of the Audit Committee of $28,500; for serving as the Chair of the Compensation Committee of $20,000; and for serving as the Chair of the Nominating and Corporate Governance Committee of $15,000.

The following table provides information related to the compensation earned by and stock-based awards granted to each non-employee director of our Company for the year ended December 31, 2018:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Todd M. Abbrecht	80,000	174,993	254,993
Thomas Allen	90,000	—	90,000
Michael A. Bell (2)	56,250	174,993	231,243
John M. Dineen (3)	62,222	77,653	139,875
Linda S. Harty	117,250	174,993	292,243
William E. Klitgaard	103,500	174,993	278,493
John Maldonado	82,750	—	82,750
Kenneth F. Meyers	100,000	174,993	274,993
Matthew E. Monaghan	92,000	174,993	266,993
Joshua M. Nelson	82,750	174,993	257,743

(1)
The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 18, 2019.

(2)	Effective December 7, 2018, Mr. Bell resigned as Chairman of the Board.

(3)	Effective December 10, 2018, the Board elected Mr. Dineen to serve as a Class II director of the Company and also appointed him Chairman of the Board.

49

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee currently consists of Messrs. Meyers (Chair), Maldonado, and Nelson and Ms. Harty. None of our executive officers serve as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of the Board or any member of the Compensation Committee (or other committee performing equivalent functions) of any other company.
Certain Relationships and Related Person Transactions
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries on the one hand, and any of our directors, executive officers and holders of more than 5% of our voting securities on the other hand. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.
2018 Transactions with Related Persons
In 2018, we received approximately $260,000 in revenue for work the Company performed for Invacare. Mr. Monaghan, one of our directors, is the Chairman, President and Chief Executive Officer of Invacare. The fees paid by Invacare were generally consistent with rates regularly charged by the Company to other customers. Mr. Monaghan did not have a direct interest in the payment of such fees, but had an indirect interest in such fees as Chief Executive Officer of Invacare. The Audit Committee, with Mr. Monaghan recusing himself, reviewed and ratified foregoing transaction with Invacare.
Stockholders’ Agreements
In connection with the Merger, we entered into Stockholders’ Agreements with each of Advent and THL (each a “Sponsor”, and collectively, “Sponsors”).
Pursuant to the Stockholders’ Agreements, each Sponsor has certain registration rights depending on their individual ownership percentage of the Company’s outstanding common stock, including demand registration rights, piggyback registration rights and shelf registration statement rights, in each case, subject to certain customary limitations. The Sponsors will also have the right to specify the method of distribution of securities, including an underwritten public offering, and approve of lead managing underwriter and each other managing underwriter. We are responsible for fees and expenses in connection with the Sponsors’ registration rights, other than underwriters’ discounts and brokers’ commissions.
In addition, for so long as either Sponsor holds more than 5% of our common stock, a Sponsor wishing to sell shares of our common stock pursuant to Rule 144 under the Securities Act must use commercially reasonable efforts to consult with the Company, and the Company shall use commercially reasonable efforts to consult with the other Sponsor in connection with dispositions of common stock by such Sponsor pursuant to Rule 144.
The Stockholders’ Agreements also provide Advent and THL with certain Board and Board committee designation rights as described above under “Corporate Governance--Stockholders’ Agreements” and contain certain voting commitments as described in “Proposal 1--Election of Directors.”

50	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as applicable.
Policies for Approval of Related Person Transactions
We have adopted a written related person transactions policy to comply with Section 404 of the Exchange Act. Under this policy, our Audit Committee must review and approve or ratify all relationships and related person transactions in which (i) the Company and (ii) a director, director nominee, executive officer, record or beneficial owner of 5% or more of our common stock, or any immediate family member of any such person (any such person, a “Related Person”) has a direct or indirect material interest. A Related Person’s interest is presumed material, unless it is clearly incidental in nature or determined in accordance with the policy to be immaterial.
Our compliance director is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•	the position with or relationship of the related person to us;

•	the materiality of the transaction to the related person and us, including the dollar value of the transaction, without regard to profit or loss;

•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that we offer generally to persons who are not related persons;

•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on our business and operations, including on our internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

51

Stockholder Proposals
Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal to be included in our proxy materials for the 2020 annual meeting of stockholders, it must be received at our principal executive offices located at 1030 Sync Street, Morrisville, North Carolina 27560 by December 14, 2019.
Stockholders intending to present a proposal at the 2020 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Among other things, stockholders wishing to present such a proposal or nominate a director for the 2020 annual meeting of stockholders must deliver written notice of the proposal or nomination to the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2020 annual meeting of stockholders no earlier than the close of business on January 25, 2020 and no later than the close of business on February 24, 2020. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2020 annual meeting of stockholders is more than 30 days before or more than 60 days after May 24, 2020, then notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Proxy Solicitation
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, e-mail, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we have engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the Annual Meeting and we estimate we will pay Okapi Partners a fee of approximately $10,500. We have also agreed to reimburse Okapi Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Okapi Partners against certain losses, costs and expenses. Additionally, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of proxy materials either now or in the future, please contact our Corporate Secretary either by calling 1-919-876-9300 or by mailing a request to Attn: Corporate Secretary, Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, stockholders at a shared address who receive multiple copies of the proxy materials may request to receive a single copy of the proxy materials in the future in the same manner as described above.

52	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Annual Report on Form 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, is accessible free of charge on our website at www.syneoshealth.com under “Investors – Financials – SEC Filings.” The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2018 and 2017, and the related consolidated statements of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows for each of the years ended December 31, 2018, 2017 and 2016. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-919-876-9300 or sending an e-mail to Investor.Relations@syneoshealth.com. Please include your contact information with the request.

53

Other Matters
Other than those matters set forth in this Proxy Statement, the Board of Directors is not aware of any additional matters to be submitted before the 2019 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE COMPLETED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

THE BOARD OF DIRECTORS
Dated: April 12, 2019

54	2019 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Corporate Headquarters
1030 Sync Street
Morrisville, NC 27560
Phone: +1 919 876 9300
Fax: +1 919 876 9360
Toll-Free: +1 866 462 7373

About Syneos HealthTM
Syneos HealthTM (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. Our company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Created through the merger of two industry leading companies – INC Research and inVentiv Health – we bring together more than 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients. To learn more about how we are shortening the distance from lab to life® visit syneoshealth.com.

SYNEOS HEALTH, INC. 1030 SYNC STREET MORRISVILLE, NC 27560
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com                                                                            Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/SYNH2019
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees	For	Against	Abstain
1A	Todd Abbrecht	☐	☐	☐

1B	John M. Dineen	☐	☐	☐

1C	William E. Klitgaard	☐	☐	☐

1D	John Maldonaldo	☐	☐	☐
2.	To approve on an advisory (nonbinding) basis our executive compensation.	☐	☐	☐

3.	To ratify the appointment of the Company’s independent auditors Deloitte & Touche LLP.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com

SYNEOS HEALTH, INC. Annual Meeting of Shareholders May 24, 2019 8:00 AM, EDT This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Meggs and Jonathan Olefson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common stock of Syneos Health, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 08:00 AM, EDT on May 24, 2019, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side